Exhibit 99.2

AMENDMENT TO
THE ENSIGN GROUP, INC.
2007 OMNIBUS INCENTIVE PLAN

Adopted & Effective July 23, 2009

I. Recitals

This Amendment is adopted by the Board pursuant to Section 7(a) of The Ensign Group, Inc. 2007 Omnibus Incentive Plan (the “Plan”).

II. Purpose

The purpose of this Amendment is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining independent directors capable of assuring the future success of the Company, to offer such persons incentives to continue in the Company’s service and to afford such persons an opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company.

III. Definitions

All capitalized terms used in this Amendment and not defined below shall have the meanings given them in the Plan. The following terms shall have the meanings set forth below:

A. “Amendment” shall mean this Amendment to the Plan.

B. “Automatic Stock Grant Program” shall mean the Directors’ Automatic Stock Grant Program described in Section 6(j) of the Plan, as amended by this Amendment.

IV. Amendments

A. Amendment of Section 3(a). The final sentence of Section 3(a) of the Plan is hereby amended to read as follows:

“The administration of the Automatic Stock Grant Program, however, shall be self-executing in accordance with the terms of that program so that neither the Board nor any Committee shall exercise any discretionary functions with respect to any Awards made under that program.”

B. Amendment of Section 6(i). Section 6(i) of the Plan is hereby amended by adding the following Subsection (vi) as follows:

“(vi) Notwithstanding any other provision of the Plan or this Section 6(i), on and after the date of this Amendment no Non-Employee Director shall receive, be eligible or be entitled to receive Awards under this Section 6(i) and this Section 6(i) shall no longer be self-executing or operative, except to the limited extent necessary to govern the terms and conditions of outstanding Non-Qualified Option Awards previously granted under the Automatic Option Grant Program or subject to the terms thereof.”

C. Addition of Section 6(j). Section 6 of the Plan is hereby amended by adding the following subsection 6(j) as follows:

“(j) Directors’ Automatic Stock Grant Program.

1. Transitional Quarterly Restricted Stock Awards. Each Non-Employee Director serving as a duly elected or appointed Class I Director on the first day of the third fiscal quarter of the 2009 fiscal year, shall receive 667 Shares for each fiscal quarter of service beginning with the third fiscal quarter of 2009 and ending with the earlier of (i) the second fiscal quarter of the 2011 fiscal year or (ii) the cessation of such board member’s service on the board for any reason. There were no Non-Employee Directors serving as Class II Directors on the first day of the third fiscal quarter of the 2009 fiscal year, thus no transitional Awards shall be made to Non-Employee Directors serving as Class II Directors. Each Non-Employee Director serving as a duly elected or appointed Class III Director on the first day of the third fiscal quarter of the 2009 fiscal year, shall receive 667 Shares for each fiscal quarter of service beginning with the third fiscal quarter of 2009 and ending with the earlier of (i) the second fiscal quarter of the 2010 fiscal year or (ii) the cessation of such board member’s service on the board for any reason. Shares granted pursuant to this subsection shall be fully vested on the date granted and the Non-Employee Director shall not be required to pay any amount to the Company for such Shares. Non-Employee Directors must be serving as a member of the Board on the first day of the fiscal quarter in question to be eligible to receive a transitional Award under this subsection. If a Non-Employee Director ceases to serve as a member of the Board for any reason, such Non-Employee Director shall no longer be eligible or entitled to receive any transitional Award contemplated by this subsection.

2. Automatic Quarterly Restricted Stock Awards. Beginning with the third fiscal quarter of the 2011 fiscal year, each Non-Employee Director serving as a duly elected or appointed Class I Director on the first day of the each fiscal quarter, shall receive 1,000 Shares for each fiscal quarter of service. Beginning with the third fiscal quarter of the 2009 fiscal year, each Non-Employee Director serving as a duly elected or appointed Class II Director on the first day of the each fiscal quarter, shall receive 1,000 Shares for each fiscal quarter of service. Beginning with the third fiscal quarter of the 2010 fiscal year, each Non-Employee Director serving as a duly elected or appointed Class III Director on the first day of the each fiscal quarter, shall receive 1,000 Shares for each fiscal quarter of service. Shares granted pursuant to the Automatic Stock Grant Program shall be fully vested on the date granted and the Non-Employee Director shall not be required to pay any amount to the Company for such Shares. There shall be no limit on the number of Shares any one Non-Employee Director may receive over his or her period of Board service pursuant to the Automatic Stock Grant Program, and Non-Employee Directors who have previously been employees of the Company (or any Affiliate) or who have received one or more Awards from the Company prior to becoming a Non-Employee Director shall nevertheless be eligible to receive Shares pursuant to the Automatic Stock Grant Program over their period of continued Board service. Non-Employee Directors must be serving as a member of the Board on the first day of the fiscal quarter in question to be eligible to receive an Award under this subsection. If a Non-Employee Director ceases to serve as a member of the Board for any reason, such Non-Employee Director shall no longer be eligible or entitled to receive any Awards contemplated by this subsection.

3. Timing of Awards. Except for Awards pertaining to the fiscal quarter in which this Amendment is adopted, which shall be granted on the date of this Amendment, Awards made pursuant to the Automatic Stock Grant Program shall be granted on the fifteenth (15th) day of the first month of the fiscal quarter for which the Non-Employee Director qualifies for such Award, provided that such day is not a Saturday, Sunday or holiday observed by The NASDAQ Stock Market. In the event that the fifteenth (15th) day of the first month of the fiscal quarter is a Saturday, Sunday or holiday observed by The NASDAQ Stock Market, the Shares shall be issued on the next regular business and trading day following the fifteenth (15th) day of the first month of the fiscal quarter.